UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

DOMINOVAS ENERGY CORPORATION
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF DOMINOVAS ENERGY CORPORATION
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Dominovas Energy Corporation
1170 Peachtree Street
12th Floor
Atlanta, Georgia 30309
(800) 679-1249

INFORMATION STATEMENT
(Preliminary)

April ____, 2017

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Dominovas Energy Corporation:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Shareholders”) of common stock, par value $0.001 (the “Common Stock”), of Dominovas Energy Corporation, a Nevada corporation (the “Company,” “we,” “our,” or “us”), to notify the Shareholders that on March 2, 2017 the Board of Directors of the Company (“Board of Directors”) approved proposals to take the following actions (collectively, the “Actions”):

•
Increase the number of authorized shares of capital stock of the Company from one billion five hundred ten million (1,510,000,000) shares to five billion ten million (5,010,000,000) shares, which shall be comprised of five billion (5,000,000,000) shares of Common Stock and ten million (10,000,000) shares of preferred stock of the Company (the “Authorized Increase”); and

•
Execute a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of up to one post-split share per five hundred pre-split shares (1:500) (the “Reverse Stock Split”).

That same day, the Company received a written consent in lieu of a meeting (the “Written Consent”) in accordance with the Nevada Revised Statutes (“NRS”), from a certain holder of the Company’s Series A Preferred Stock (the “Series A Preferred”) and Common Stock (the “Majority Shareholder”) approving the Actions. Each share of Common Stock has one (1) vote and each share of Series A Preferred has 17,346,405 votes. The Majority Shareholder holds 26,925,833 shares of Common Stock and 51 shares of Series A Preferred, representing 915,712,488 votes of the Company’s voting equity, which is approximately 50.23% of all issued and outstanding voting equity of the Company.

On March 2, 2017, the Board of Directors and the Majority Shareholder approved the Actions. Accordingly, your consent is not required and is not being solicited in connection with the approval of these Authorized Increases.

We will mail this Information Statement to the Shareholders on or about April __, 2017.  The entire cost of furnishing this Information Statement will be borne by the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special Shareholders' meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the Shareholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail this Information Statement to the Shareholders on or about April ____, 2017.  This Information Statement contains a brief summary of the material aspects of the Authorized Increase approved by the Board of Directors and the Majority Shareholder who holds a majority of the voting capital stock of the Company.

Common Stock

As of March 1, 2017, there were issued and outstanding 930,010,384 shares of Common Stock and 51 shares of Series A Preferred, representing 1,814,677,039 total votes of the Company’s voting equity. Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company, or at least 907,338,520 votes, is required to approve the Authorized Increase by written consent. The Majority Shareholder, who holds 911,592,488 votes (approximately 50.23% of the total voting equity), has voted in favor of the Authorized Increase, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Shareholder, the number of votes held by the Majority Shareholder, the total number of votes that the Majority Shareholder voted in favor of the Authorized Increase, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Series A Preferred held	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action

Neal Allen	26,925,833	51	911,592,488	911,592,488	50.23%

Total	26,925,833	51	911,592,488	911,592,488	50.23%

ACTION TO BE TAKEN

The Actions will become effective on the date that we file a Certificate of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment”), with the State of Nevada. We intend to file the Amendment with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Shareholders.

INCREASE AUTHORIZED SHARES OF COMMON STOCK

The number of authorized shares of capital stock of the Company will be increased to five billion ten million (5,010,000,000), of which five billion (5,000,000,000) shall be authorized as shares of Common Stock and ten million (10,000,000) shall be authorized as shares of Preferred Stock of the Company. The Board of Directors believes the Authorized Increase is necessary and advisable in order to maintain our financing and capital raising ability.

The purpose of the Authorized Increase is to increase the number of shares of our Common Stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of the Company and our Shareholders to issue shares of Common Stock.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing Shareholders, but may have a dilutive effect our existing Shareholders if additional shares are issued.

We are not increasing our authorized Common Stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares of Common Stock to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

REVERSE STOCK SPLIT

The Board has approved a reverse stock split of all the outstanding shares of the Company’s Common Stock at an exchange ratio of up to one post-split share per five hundred pre-split shares (1:500).  The exact ratio of the reverse stock split will be determined by the Board, but shall not be greater than 1:500.  As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.

The Board believes the Reverse Stock Split is necessary and advisable in order for the Company to maintain the Company’s financing and capital raising ability. Accordingly, it is the Board’s opinion that the Reverse Stock Split will better position the Company to continue and/or expand operations.

Upon effectiveness of the Reverse Stock Split, (i) the number of shares of Common Stock issued and outstanding immediately prior thereto will be reduced from approximately 930,010,384 shares (assuming this number of shares, outstanding and issuable as of March 1, 2017, are outstanding immediately prior thereto) to no less than 1,860,021 shares of Common Stock (assuming a reverse split ratio of 1:500), and (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each shareholder will beneficially hold the same percentage of Common Stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

The Reverse Stock Split will have the result of creating newly authorized shares of common stock. This increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Any additional common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of common stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The following table summarizes the effects of the Reverse Stock Split upon the Company’s outstanding common stock, assuming that (i) there are 850,010,384 shares of Common Stock outstanding immediately prior to the Reverse Stock Split, (ii) that the Board executes a reverse stock split ratio of 1:100, 1:250, and 1:500, and (iii) the Authorized Increase contemplated by this Information Statement is not executed.

Reverse Stock Split Ratio	Type of Stock		Number of Shares

No Split	Common Stock	Authorized	1,500,000,000
		Issued and Outstanding	930,010,384
		Authorized but Unissued	569,989,616

1:100	Common Stock	Authorized	1,500,000,000
		Issued and Outstanding	9,300,104
		Authorized but Unissued	1,490,699,896

1:250	Common Stock	Authorized	1,500,000,000
		Issued and Outstanding	3,720,042
		Authorized but Unissued	1,496,279,958

1:500	Common Stock	Authorized	1,500,000,000
		Issued and Outstanding	1,860,021
		Authorized but Unissued	1,498,139,979

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of Match 1, 2017, of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of January March 1, 2017, there were a total of 930,010,384 shares of Common Stock issued and outstanding.

The column titled “Percentage Owned” shows the percentage of voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of March 1, 2017, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the Shareholders listed below is: c/o Dominovas Energy Corporation, 1170 Peachtree Street, 12th Floor, Atlanta, Georgia 30309.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percentage Owned (1)

Neal Allen (2)	26,925,833	2.90%
Michael R. Watkins (3)	22,189,333	2.39%
Spero Plavoukos (4)	17,339,333	1.86%
Emilio DeJesus (5)	0	0%
All officers and directors as a group (4 persons)	66,454,499	7.15%
_______________

(1)
Applicable percentage of ownership is based on 930,010,384 shares of our Common Stock outstanding (as defined below) as of March 1, 2017. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 1, 2017, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Director, CEO, CFO
(3)	COO
(4)	Director
(5)	Director

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K/A for the fiscal year ended August 31, 2015;
(2)	Annual Report on Form 10-K/A for the fiscal year ended August 31, 2016;
(3)	Quarterly Report on Form 10-Q/A for the quarter ended November 30, 2016;

You may request a copy of these filings, at no cost, by writing Dominovas Energy Corporation, 1170 Peachtree Street, 12th Floor, Atlanta, Georgia 30309, or telephoning the Company at (800) 679-1249. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Shareholders who share a single address unless we received contrary instructions from any Shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1170 Peachtree Street, 12th Floor, Atlanta, Georgia 30309, or telephoning the Company at (800) 679-1249.

If multiple Shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current Shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Authorized Increase and the Reverse Stock Split, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Neal Allen
Chief Executive Officer, Director
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